EXHIBIT 23.1 – CONSENT OF SCHUMACHER & ASSOCIATES INC. CPAs, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO   80211

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Guinness Exploration Inc. on Form SB-2, of our report dated November 27, 2006, relating to the financial statements of Guinness Exploration Inc. for the period ended May 31, 2006, and to the use of our name and the statements with respect to us, as appearing in the prospectus.

Schumacher & Associates, Inc.
Denver, Colorado

December 21, 2006